Exhibit 99.1

The Marygold Companies’ Subsidiary, Gourmet Foods,

Signs Definitive Agreement to Sell Printstock Business Unit

-Transaction is in Keeping with Corporate Strategy of Focusing on Financial Services Sector-

San Clemente, Calif., September 24, 2026 – The Marygold Companies, Inc. (the “Company”) (NYSE American: MGLD), a diversified global holding firm with a focus on financial services, today announced that its wholly owned subsidiary, Gourmet Foods Limited, has entered into a definitive agreement to sell its Printstock Products Limited (“Printstock”) business unit to TAG Investments Limited, a New Zealand-based private investment firm, in a cash transaction valued at a minimum of NZ$2,450,000 with final cash proceeds to be determined at closing. The proposed transaction is structured as an asset sale.

Based in Napier, New Zealand, Printstock is a digital printer of custom food packaging products for brands predominantly distributed in New Zealand. The proposed transaction is expected to be completed on or about November 20, 2026. It is subject to customary closing conditions, including, but not limited to, due diligence, assignment of the lease and closing inventory valuations.

“The transaction is in keeping with our corporate transformation and initiative to focus on our financial services sector, which today represents more than half of the Company’s consolidated revenues,” said Nicholas Gerber, Chief Executive Officer. “We expect to record a gain on the sale as the transaction reflects the success of our original investment in 2020. Printstock is a finely run company and has brought value to our shareholders during our time of ownership. The experienced management team and staff at Printstock are expected to continue with the new owner, and we wish them the best of success.”

The Marygold Companies acquired Gourmet Foods in 2015. It is a commercial-scale bakery that produces and distributes iconic meat pies and pastries throughout New Zealand under the brand names Pat’s Pantry and Ponsonby Pies. Gourmet Foods acquired Printstock Products at the onset of the COVID-19 pandemic in 2020 and utilized the printing capacity to individually wrap all of their product offerings in compliance with government health regulation requirements. Gourmet Foods is presently listed on the Consolidated Financial Statements of the Company as Discontinued Operations due to its status as an entity held for sale. During this period where new ownership is sought, Gourmet Foods will continue to operate normally as a going concern and with the full support of The Marygold Companies.

About The Marygold Companies, Inc.

The Marygold Companies, Inc. was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, and beauty products, under the trade names USCF Investments, Marygold & Co., Step-By-Step Financial Planners, Marygold & Co. Limited, Gourmet Foods, Printstock Products, and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, and the U.K. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements, including, but not limited to, completion of the sale of Gourmet Foods’ Printstock business unit, involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Readers should refer to the further detail of the risks disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and in the Company’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more information, contact:

Roger S. Pondel

PondelWilkinson

310-279-5965

rpondel@pondel.com

Contact the Company:

David Neibert,

Chief Operations Officer

949-218-8542

dneibert@themarygoldcompanies.com